UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 30, 2014

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340 Durham, NC		27713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

On October 30, 2014, Chimerix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”) relating to the issuance and sale of 3,650,000 shares of its common stock, par value $0.001 per share. The price to the public in this offering is $29 per share, and the Underwriters have agreed to purchase the shares from the Company, pursuant to the Underwriting Agreement, at a price of $27.26 per share. The net proceeds to the Company from this offering are expected to be approximately $99.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering is expected to close on or about November 5, 2014, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 547,500 shares of common stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statement on Form S-3ASR (Registration Statement No. 333-199683) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On October 29, 2014, the Company issued a press release announcing that it had commenced the offering. On October 30, 2014, the Company issued a press release announcing the pricing of the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 30, 2014
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release of Chimerix, Inc. dated October 29, 2014
99.2	Press Release of Chimerix, Inc. dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: October 31, 2014
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 30, 2014
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release of Chimerix, Inc. dated October 29, 2014
99.2	Press Release of Chimerix, Inc. dated October 30, 2014